UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

LORAL SPACE & COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 697-1105

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into Adjustment Agreement.

As previously reported by Loral Space & Communications Inc. (the “Company”) in Forms 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2006 and December 21, 2006, on December 16, 2006, Telesat Interco Inc. (formerly 4363213 Canada Inc.) (the “Purchaser”), a Canadian company formed as a wholly owned subsidiary of Telesat Holdings Inc. (formerly 4363205 Canada Inc.) (“Holdco”), a Canadian company principally owned by the Company and Public Sector Pension Investment Board (“PSP”), entered into a Share Purchase Agreement (as amended, the “Share Purchase Agreement”) with BCE Inc. and Telesat Canada (“Telesat”), pursuant to which, among other things, the Purchaser agreed to purchase all of the issued and outstanding shares and certain safe income notes of Telesat.

On October 29, 2007, the Purchaser, BCE Inc. and Telesat entered into an Adjustment Agreement (the “Adjustment Agreement”) providing for the implementation of certain provisions of the Share Purchase Agreement which contemplated a reduction of the purchase price payable by the Purchaser under the Share Purchase Agreement to offset certain amounts payable by Telesat to certain of its employees in connection with the consummation of the acquisition of Telesat by the Purchaser. Such purchase price reduction is subject to adjustment after the closing of the acquisition as provided in the Adjustment Agreement.

The foregoing discussion of the Adjustment Agreement is qualified in its entirety by reference to the Adjustment Agreement, a copy of which is attached to this Form 8-K as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

Entry into Omnibus Agreement.

As previously disclosed on a Form 8-K filed with the SEC on August 9, 2007, on August 7, 2007: (i) Holdco, Loral Skynet Corporation, a wholly owned subsidiary of the Company (“Skynet”), and the Company entered into an Asset Transfer Agreement (as amended, the “Asset Transfer Agreement”); (ii) Skynet, Skynet Satellite Corporation, a Delaware corporation (“SSC”), and the Company entered into an Asset Purchase Agreement (as amended, the “Asset Purchase Agreement”); and (iii) the Company, Skynet, PSP, Holdco and 4363230 Canada Inc., a Canadian company formed as a wholly owned subsidiary of Purchaser (“Interco”), entered into an Ancillary Agreement (as amended, the “Ancillary Agreement”). In addition, on August 7, 2007, PSP, Red Isle Private Investments Inc., a Canadian company and a wholly owned subsidiary of PSP (“Red Isle”), and Holdco entered into a Subscription Agreement for Shares (as amended, the “PSP Subscription Agreement”) providing for Red Isle and/or PSP to purchase shares of Holdco in connection with PSP’s previously disclosed equity commitment to Holdco.

On October 30, 2007, the Company, Skynet, PSP, Red Isle and Holdco entered into an Omnibus Agreement (as amended, the “Omnibus Agreement”). The Omnibus Agreement provided for (i) Skynet to transfer to Holdco, on or before October 30, 2007, certain foreign currency exchange related agreements that were entered into by Skynet for the benefit of Holdco in connection with the debt financing for the Telesat acquisition, and (ii) PSP to pay to Holdco, simultaneously with the closing of the transactions contemplated by the Asset Transfer Agreement, an amount equal to the economic benefit of certain foreign currency exchange related agreements that were entered into by PSP for the benefit of Holdco in connection with the debt financing for the Telesat acquisition. Such transfer by Skynet was completed on October 23, 2007, and such payment by PSP was effected on October 31, 2007. In consideration for such transfer and payment, Holdco issued shares to Skynet and PSP such that, upon the completion of the issuances of Holdco shares under the Omnibus Agreement, the Asset Transfer Agreement, the PSP Subscription Agreement and certain other related definitive agreements: (a) the Company owned, directly or indirectly, shares of Holdco representing 64% of the economic equity interests and 33 1/3% of the voting equity interests of Holdco; and (b) PSP owned, directly or indirectly, shares of Holdco representing 36% of the economic equity interests and 66 2/3% of the non-director voting equity interests of Holdco.

The Omnibus Agreement also provided for Red Isle to pay a portion of the consideration payable by it to Holdco under the PSP Subscription Agreement in the form of certain marketable securities having an aggregate fair market value on the date of the closing under the Asset Transfer Agreement equal to the purchase price of US$25,472,000 under the Asset Purchase Agreement. In addition, the Omnibus Agreement provided for certain amendments, modifications and clarifications of the provisions of the Asset Transfer Agreement and the Ancillary Agreement.

The foregoing discussion of the Omnibus Agreement is qualified in its entirety by reference to the Omnibus Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Entry into Amending Agreement.

On October 31, 2007, Red Isle, PSP, Telesat, the Company and Skynet entered into an Amending Agreement (the “Amending Agreement”) providing for certain amendments to: (i) the rights, privileges, restrictions and conditions attaching to the Senior Preferred Shares, Common Shares, Voting Participating Preferred Shares, Non-Voting Participating Preferred Shares, Redeemable Common Shares and Redeemable Non-Voting Participating Preferred Shares of Holdco; and (ii) the terms of the Shareholders Agreement and the Consulting Services Agreement discussed below. The amendments to such classes of equity shares of Holdco took effect prior to the issuance thereof pursuant to the Asset Transfer Agreement, the PSP Subscription Agreement and the Omnibus Agreement (as applicable). In addition, the amendments to the Shareholders Agreement and Consulting Services Agreement were reflected in the agreements that were entered into by the parties thereto in connection with the consummation of the transactions contemplated by the Asset Transfer Agreement.

The foregoing discussion of the Amending Agreement is qualified in its entirety by reference to the Amending Agreement and Schedule A attached thereto, which contains the terms of the Senior Preferred Shares of Holdco, copies of which are attached to this Form 8-K as Exhibit 10.2 and are incorporated in this Item 1.01 by reference.

Entry into Shareholders Agreement.

The discussion in Item 2.01 of this Form 8-K under the caption “Shareholders Agreement” is incorporated by reference in this Item 1.01 under the caption “Entry into Shareholders Agreement.”

Entry into Consulting Services Agreement.

The discussion in Item 2.01 of this Form 8-K under the caption “Consulting Services Agreement” is incorporated by reference in this Item 1.01 under the caption “Entry into Consulting Services Agreement.”

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Share Purchase Agreement.

As disclosed by the Company in a Form 8-K filed with the SEC on October 31, 2007, on such date, the Purchaser consummated the acquisition of Telesat pursuant to the Share Purchase Agreement. The aggregate purchase price paid by the Purchaser for Telesat’s outstanding shares and certain safe income notes was C$3.25 billion. In connection with such acquisition, on the closing date, C$25.5 million of indebtedness of Telesat and its subsidiaries was repaid and Telesat’s outstanding notes, having an aggregate principal amount of C$125 million, were called for redemption.

Financing for the Telesat Acquisition.

Equity Financing

Equity financing for the Telesat acquisition was provided by the Company in the form of a transfer of substantially all of Skynet’s assets to Holdco pursuant to the Asset Transfer Agreement. PSP provided financing of approximately C$570.6 million for the transaction by consummating its equity investment as provided in the PSP Subscription Agreement, the Ancillary Agreement and the Omnibus Agreement, which included approximately C$55.2 million in respect of the economic benefit of certain foreign exchange related agreements as described above.

Transfer and Sale of Skynet Assets

The Asset Transfer Agreement provided for the transfer to Holdco of substantially all of the assets of Skynet and for Holdco’s assumption of the principal amount of Skynet’s senior secured debt and substantially all of its liabilities relating to the transferred assets. As previously disclosed by the Company, the transactions contemplated by the Asset Transfer Agreement were consummated on October 31, 2007 nearly simultaneously with the acquisition of Telesat by the Purchaser. The assets that were transferred to Holdco pursuant to the Asset Transfer Agreement principally consisted of Skynet’s fixed satellite services and network services assets, with the exception of certain excluded assets, and the equity interests of certain of Skynet’s subsidiaries, including all of the issued and outstanding capital stock of SSC, which was the purchaser under the Asset Purchase Agreement. Under the Asset Transfer Agreement, in consideration for the assets transferred to Holdco, Holdco issued to Skynet shares representing, together with the shares issued to Skynet under the Omnibus Agreement, 64% of the economic interests and 33 1/3% of the voting power of Holdco at the time of the consummation of such transaction.

Pursuant to the terms of the Asset Transfer Agreement and the Ancillary Agreement, at the closing, the Company received from PSP a purchase price adjustment payment of approximately C$41.8 million, which amount is subject to final adjustment as provided therein.

After the closing under the Asset Transfer Agreement, Skynet and SSC (which pursuant to the Asset Transfer Agreement and a corporate reorganization by Holdco and its subsidiaries became an indirect wholly owned subsidiary of Telesat) consummated the transactions contemplated by the Asset Purchase Agreement. Under the Asset Purchase Agreement, SSC purchased certain of Skynet’s assets, including real property, Federal Communications Commission licenses and rights to certain vendor and customer contracts, and assumed certain liabilities of Skynet relating to such assets. The purchase price for such assets was US$25,472,000, which was paid to Skynet in the form of marketable securities as contemplated by the Asset Purchase Agreement.

Upon the completion of the transactions contemplated by the Asset Transfer Agreement, the Asset Purchase Agreement, the Ancillary Agreement, the Omnibus Agreement and the PSP Subscription Agreement: (i) the Company owned, directly or indirectly, shares of Holdco representing 64% of the economic equity interests and 33 1/3% of the voting equity interests of Holdco; and (ii) PSP owned, directly or indirectly, shares of Holdco representing 36% of the economic equity interests and 66 2/3% of the non-director voting equity interests of Holdco.

Debt Financing.

On October 31, 2007, Holdco, the Purchaser, Interco (which amalgamated with Telesat on October 31, 2007), Telesat and the subsidiaries of Holdco named therein entered into, (i) a Credit Agreement (the “Senior Secured Credit Facility”), (ii) a Senior Bridge Loan Agreement (the “Senior Bridge Facility”) and (iii) a Senior Subordinated Bridge Loan Agreement (the “Senior Subordinated Bridge Facility” and, together with the Senior Secured Credit Facility and the Senior Subordinated Bridge Facility, the “Facilities”), in each case with Morgan Stanley Senior Funding, Inc. as administrative agent, and the other agents and lenders named in the respective Facilities. Following the consummation of the transactions contemplated by the Asset Transfer Agreement, the Asset Purchase Agreement and the Share Purchase Agreement, and of the completion of the amalgamation of Interco with Telesat on October 31, 2007, the borrowers (the “Borrowers”) under each of the Facilities became Telesat and Telesat LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Holdco.

The Senior Secured Credit Facility provides for United States currency-denominated term loans in the aggregate amount of approximately US$1.91 billion (the “U.S. Term Loans”), a Canadian currency-denominated term loan in the amount of C$200 million (the “Canadian Term Loans”), and a Canadian currency-denominated revolving loan in the amount of C$153 million (the “Revolving Loans”). A Canadian Term Loan may be a loan made by way of accepting and purchasing either (i) a depository bill within the meaning of the Depository Bills and Notes Act (Canada) or (ii) a bill of exchange within the meaning of the Bills of Exchange Act (Canada) (each, a “BA”), denominated in Canadian dollars, drawn by the applicable Borrower on a lender and accepted by a lender in accordance with the terms of the applicable Facility (each, a “BA Loan”). If a lender is not a chartered bank named in Schedule I to the Bank Act (Canada) or if a lender notified the relevant administrative agent in writing that it is otherwise unable to accept BAs, such lender will, instead of accepting and purchasing BAs, make an advance (a “BA Equivalent Loan”) to the Canadian Borrower in the amount and for the same term as the draft that such lender would otherwise have required to accept and purchase under the terms of the applicable Facility. BA Loans include any BA Equivalent Loans and each BA Equivalent Loan will have the same economic consequences for each lender making such BA Equivalent Loan and the Canadian Borrower as the BA that such BA Equivalent Loan replaces.

The Senior Bridge Facility provides for a United States currency-denominated term loan in the amount of approximately US$692.83 million. The Senior Subordinated Bridge Facility provides for a United States currency-denominated term loan in the amount of approximately US$217.18 million.

The obligations of the Borrowers under each of the Facilities are guaranteed jointly and severally by Holdco and certain of its current and future restricted subsidiaries (collectively, the “Guarantors”). The obligations of the Borrowers under the Senior Secured Credit Facility, and the guarantees of those obligations, are also secured by a first priority security interest (subject to certain exceptions) in substantially all of the existing and future property and assets, including inventory, equipment, general intangibles, intellectual property, investment property, deposit accounts and other personal property, and certain real property and leasehold interests of the Borrowers and Guarantors and a first priority pledge (subject to certain exceptions) of the capital stock held by Holdco, the Borrowers and the Guarantors. Until Telesat’s C$125 million 8.2% Senior Notes are redeemed, the holders of such notes, to secure the obligations thereunder, also have an equal and ratable lien in the collateral securing the Senior Secured Credit Facility. Notice of redemption of such notes was given on or about October 31, 2007. Funds to redeem the Telesat Senior Notes were set aside at closing in a separate bank account.

The interest rate per annum applicable to U.S. Term Loans will be, at the option of the Borrowers, equal to either an alternate base rate or an adjusted LIBO rate for a one, two, three or six-month (or to the extent available to each applicable lender, nine or twelve-month) interest period chosen by the Borrowers, in each case plus an applicable margin percentage. The alternate base rate will be the greater of (i) the prime rate reported by the Wall Street Journal and (ii) 50 basis points over the weighted average of rates on overnight Federal funds as published by the Federal Reserve Bank of New York. The adjusted LIBO rate will be determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan as adjusted for the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve.

The interest rate per annum applicable to Canadian Term Loans and Revolving Loans will be, at the option of the Borrowers, equal to either the Canadian prime rate or the rate for BA Loans for a one, two, three or six-month (or to the extent agreed to by each applicable lender, twelve-month) contract period (the “BA Contract Period”) chosen by the Borrowers, in each case plus an applicable margin percentage. The Canadian prime rate will be the greater of (i) the average of the rate of interest per annum quoted by the reference banks named in the Senior Secured Credit Facility for Canadian currency-denominated commercial loans in Canada and (ii) the BA Discount Rate (as described below), as determined by said reference banks for one month bankers’ acceptances, plus 75 basis points.

“BA Discount Rate” means, with respect to any BA Contract Period for any BA Loan, (a) in the case of any Revolving Loan lender or Canadian Term Loan lender named in Schedule I of the Bank Act (Canada), the rate determined by the applicable administrative agent to be the average offered rate for bankers’ acceptances for the applicable BA Contract Period quoted on Reuters Screen CDOR (Certificate of Deposit Offered Rate) page as of 10:00 a.m. (New York City time) on the first day of such BA Contract Period, and (b) in the case of any other Revolving Loan lender or Canadian Term Loan lender, (i) the rate per annum set forth in clause (a) above plus (ii) 0.10%. In the event that such rate is not quoted on the Reuters Screen CDOR (Certificate of Deposit Offered Rate) page (or otherwise on the Reuters screen), the BA Discount Rate will be determined by reference to such other comparable publicly available service for displaying bankers’ acceptance rates as may be selected by the applicable administrative agent, or, if such other comparable publicly available service for displaying bankers’ acceptance rates is not available, the BA Discount Rate will be the average of the bankers’ acceptance rates quoted by the reference banks, as determined by the applicable administrative agent, and, in the event that the CDOR rate is not available for any business day, the CDOR rate for the immediately previous business day for which a CDOR rate is available is to be used.

The applicable margin percentage under the Senior Secured Credit Facility is a percentage per annum equal to (a) in the case of Canadian Term Loans, (i) 1.75% for Canadian prime rate loans and (ii) 2.75% for BA Loans, (b) in the case of U.S. Term Loans, (i) 2.00% for alternate base rate loans and (ii) 3.00% for adjusted LIBO rate loans and (c) in the case of Revolving Loans, (i) 1.75% for alternate base rate loans and (ii) 2.75% for adjusted LIBO rate loans. The applicable margin percentages on the Revolving Loans are subject to downward adjustments based on achieving certain leverage ratios on the applicable date of determination. The interest rate on any overdue amounts of principal shall be increased by an additional 2.00%.

The Senior Secured Credit Facility also provides for the payment to the lenders of a commitment fee (i) on the unused portion of the Revolving Loans at a rate of 0.50% from the date of the initial funding until three months following such date and, thereafter, at a percentage per annum determined in accordance with a leverage based pricing grid, and (ii) on the unused portions of the portion of the U.S. Term Loans that remains available after October 31, 2007 through October 31, 2008 at a rate equal to one-half times the applicable margin for adjusted LIBO rate U.S. Term Loans per annum on the daily unused amount of such U.S. Term Loans during the period such loans remain available. Further, letters of credit and BA Loans are subject to customary fees. In addition, fees (including original issue discount, financing and administrative fees, but not including the reimbursement of expenses) amounting to approximately US$66.03 million and C$8.83 million were paid on October 31, 2007 in connection with the Facilities.

Subject to certain conditions, the Senior Bridge Facility and the Senior Subordinated Facility are rolled over on the maturity date thereof into senior rollover loans and senior subordinated rollover loans, respectively.

The interest rate per annum applicable to loans made under the Senior Bridge Facility will be equal to the greater of (i) the adjusted LIBO rate (determined as described above) for a three-month interest period plus an applicable margin percentage and (ii) 9.00%, but may not exceed 11.00%. The applicable margin under the Senior Bridge Facility, (i) with respect to interim bridge loans, is 3.62%, which amount will increase by an additional 1.00% at the end of the first six-month period after October 31, 2007 and shall further increase by an additional 0.50% at the end of each subsequent three-month period thereafter as long as the interim bridge loans are outstanding; and (ii) with respect to rollover loans, at October 31, 2008 (the first anniversary of the closing of the Telesat acquisition), the applicable margin in respect of interim bridge loans in effect on such date, increasing by 0.50% at the end of the first three-month period after such date and by an additional 0.50% at the end of each subsequent three-month period thereafter.

The interest rate per annum applicable to loans made under the Senior Subordinated Bridge Facility will be equal to the greater of (i) the adjusted LIBO rate (determined as described above) for a three-month interest period plus an applicable margin percentage, and (ii) 10.50%, but may not exceed 12.50%. The applicable margin under the Senior Bridge Facility is: (i) with respect to interim subordinated bridge loans, 5.12%, which amount will increase by an additional 1.00% at the end of the first six-month period after October 31, 2007 and will further increase by an additional 0.50% at the end of each subsequent three-month period thereafter as long as the interim subordinated bridge loans are outstanding; and (ii) with respect to rollover loans, at October 31, 2008, the applicable margin in respect of interim subordinated bridge loans in effect on such date, increasing by 0.50% at the end of the first three-month period after such date and by an additional 0.50% at the end of each subsequent three-month period thereafter.

The maturity date of the Canadian Term Loans and the Revolving Loans is October 31, 2012. The maturity of the U.S. Term Loans is October 31, 2014. The maturity date of the interim bridge loans and the interim subordinated bridge loans under the Senior Bridge Facility and Senior Subordinated Bridge Facility is, in each case, October 31, 2008. The maturity date of the rollover loans under the Senior Bridge Facility is seven years from the maturity date of the interim bridge loans if such loans are converted to rollover loans under the Senior Bridge Facility. The maturity date of the rollover loans under the Senior Subordinated Bridge Facility is nine years from the maturity date of the interim subordinated bridge loans if such loans are converted to rollover loans under the Senior Subordinated Bridge Facility.

The Senior Secured Credit Facility is subject to scheduled amortization and requires mandatory prepayments of principal based on certain percentages of “Excess Cash Flow” (as defined therein) and, subject to certain exceptions (including in respect of reinvestment in productive assets), in the event of certain casualty events, asset sales or other dispositions (including certain sale/leaseback transactions). Notwithstanding the foregoing, until October 31, 2012, any required prepayment of any U.S. Term Loans, or any regularly scheduled amortization payment required to be applied to such loan, will not be required to be made if, after giving effect to such prepayment or payment, the aggregate principal amount of all repayments of such loan exceeds 25% of the aggregate initial principal amount of such loan (the “Excess Prepayment Amount”). After October 31, 2012, the Borrowers will be obligated to prepay a principal amount of the U.S. Term Loans that is equal to the Excess Prepayment Amount. The Senior Secured Credit Facility provides for voluntary prepayments of the loans without premium or penalty subject to certain conditions pertaining to minimum notice and payment/reduction amounts, and breakage costs, if any.

The Senior Bridge Facility and Senior Subordinated Bridge Facility are not subject to scheduled amortization, but require mandatory prepayments of principal, subject to certain exceptions (including in respect of reinvestment in productive assets), in the event of certain casualty events, debt issuances, asset sales or other dispositions (including certain sale/leaseback transactions), only after all loans outstanding under the Senior Secured Credit Facility have been repaid, and, in the case of the Senior Subordinated Bridge Facility, after all loans outstanding under the Senior Bridge Facility have been repaid. The Senior Bridge Facility and Senior Subordinated Bridge Facility provide for voluntary prepayments of the loans without premium or penalty, subject to certain conditions pertaining to minimum notice and payment/reduction amounts, and breakage costs, if any.

The Senior Secured Credit Facility contains financial, affirmative and negative covenants. The negative covenants include limitations (each of which shall be subject to significant exceptions) on the Borrowers’ and their restricted subsidiaries’ ability to (i) incur additional indebtedness; (ii) incur liens; (iii) effect any merger, consolidation or amalgamation; (iv) engage in certain transactions with affiliates; (v) convey, sell, lease, assign, transfer or otherwise dispose of their respective property, business or assets; (vi) make loans and investments; (vii) pay dividends; (viii) modify or cancel satellite related insurance coverage; (ix) prepay, repurchase or redeem subordinated debt; (x) make capital expenditures; and (xi) engage in certain sale/leaseback transactions. In addition, the Senior Secured Credit Facility contains financial maintenance covenants including maximum total leverage, minimum interest coverage and limitations on capital expenditures.

The Senior Bridge Facility and Senior Subordinated Bridge Facility contain affirmative and negative covenants. The negative covenants for the interim bridge loans and the interim subordinated bridge loans are similar to those contained in the Senior Secured Credit Facility, except they do not include financial maintenance covenants.

The Senior Secured Credit Facility contains certain events of default, including (i) nonpayment of principal and interest; (ii) breach of certain covenants; (iii) material breach of the representations and warranties; (iv) cross-default with respect to certain material indebtedness; (v) a change in control (as defined therein); (vi) bankruptcy or insolvency; (vii) material legal judgments; (viii) certain violations under the Employee Retirement Income Security Act of 1974, as amended; and (viii) actual or asserted invalidity of the Senior Secured Facility and certain related definitive agreements entered into in connection therewith. If such an event of default occurs, the lenders under the Senior Secured Credit Facility would be entitled to take various actions, including the acceleration of amounts due thereunder and all actions permitted to be taken by a secured creditor.

The interim bridge loans under the Senior Bridge Facility and the interim subordinated bridge loans under the Senior Subordinated Bridge Facility contain similar events of default, however, a change of control (as respectively defined in these Facilities) does not give rise to an event of default but to an offer by the Borrowers to prepay such Facilities at par, plus accrued and unpaid interest.

Upon the conversion of the interim bridge loans and interim subordinated bridge loans into rollover loans under the Senior Bridge Facility and Senior Subordinated Bridge

Facility, respectively, the affirmative covenants (other than those related to the securities demand and the exchange notes, which are described below, and shall remain unchanged), the negative covenants and the events of default and remedies will be deemed to have been automatically replaced by the affirmative and negative covenants described in the Description of Senior Exchange Notes attached to the Senior Bridge Facility, with respect to the rollover loans issued thereunder, and the Description of Senior Subordinated Exchange Notes, with respect to the rollover loans issued thereunder. At the request of the respective administrative agent under the Senior Bridge Facility or the Senior Subordinated Bridge Facility, such Facility will be amended as appropriate to effect the foregoing changes and to add change of control prepayment offer provisions at 101% of the principal amount of rollover loans outstanding under the applicable Facility.

At any time after the October 31, 2008, rollover loans due to any lender under the Senior Bridge Facility and Senior Subordinated Bridge Facility may, at the option of such lender, be exchanged for an equal principal amount of senior unsecured, senior or senior exchange notes or senior subordinated exchange notes, as applicable, of the Borrowers. Such exchange notes shall be issued under an indenture which shall include provisions customary for an indenture governing publicly traded high yield debt securities and shall contain the same covenants, events of defaults and remedies as applicable to the rollover loans under the Senior Bridge Facility or the Senior Subordinated Bridge Facility, as applicable. From and after the exchange of rollover loans into Exchange Notes, the holder of such Exchange Notes will have the option to fix the rate of interest due on such lender’s Exchange Notes at the rate applicable at the time the fixed rate option is exercised under the Senior Bridge Facility or the Senior Subordinated Bridge Facility, as applicable.

The Senior Bridge Facility and Senior Subordinated Bridge Facility contain a securities demand, whereby, upon the request of the lead arrangers under such Facilities, from and after the date that is 180 days after October 31, 2007, for a period ending 540 days after October 31, 2007, the Borrowers shall, after a roadshow and marketing period customary for similar offerings, issue permanent securities in such amount as will generate gross proceeds in an amount sufficient to repay all outstanding amounts under the Senior Bridge Facility and the Senior Subordinated Bridge Facility and all related fees and expenses. The permanent securities shall have, subject to certain limitations set forth in the Senior Bridge Facility and the Senior Subordinated Bridge Facility, such form, term, yield guarantees, covenants and default provisions as are customary for securities of the type issued by similarly situated issuers in light of the then prevailing market conditions and may be issued in one or more tranches, all as determined in the sole discretion of Morgan Stanley & Co. Incorporated and such other institution engaged as an investment bank; provided that the maturity of the permanent securities shall not be earlier than six months after the final stated maturity of the Senior Secured Credit Facility or a shorter weighted average life (and, if after the issuance of any such permanent securities, loans or exchange notes will still be outstanding under either the Senior Bridge Facility or Senior Subordinated Bridge Facility, the permanent securities shall not have a maturity date earlier than October 31, 2008 and shall not have a shorter weighted average life than the rollover loans under the respective Senior Bridge Facility or Senior Subordinated Bridge Facility.

The foregoing discussion of the Senior Secured Credit Facility, the Senior Bridge Facility and Senior Subordinated Bridge Facility is qualified in its entirety by reference to the Senior Secured Credit Facility, the Senior Bridge Facility and Senior Subordinated Bridge Facility, copies of which are attached to this Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference in this Item 2.01 under the caption “Financing for the Telesat Acquisition — Debt Financing.”

The terms of the Senior Preferred Shares of Holdco are attached as Schedule A to the Amending Agreement, a copy of which is attached to this Form 8-K as part of Exhibit 10.2, and are contained in the Articles of Incorporation of Holdco, a copy of which is attached to this Form 8-K as Exhibit 99.4. Such Schedule A to the Amending Agreement attached hereto as part of Exhibit 10.2 and such terms of the Senior Preferred Shares of Holdco contained in Holdco’s Articles of Incorporation that are attached hereto as Exhibit 99.4 are incorporated by reference in this Item 2.01 under the caption “Financing for the Telesat Acquisition — Debt Financing.”

Shareholders Agreement.

On October 31, 2007, PSP, Red Isle, the Company, Loral Space & Communications Holdings Corporation, a Delaware corporation and a direct wholly owned subsidiary of the Company, Loral Holdings Corporation, a Delaware corporation and an indirect wholly owned subsidiary of the Company, Skynet, two third-party investors, Holdco, the Purchaser, Telesat and MHR Fund Management LLC entered into a Shareholders Agreement (the “Shareholders Agreement”). Among other things, the Shareholders Agreement provides for the manner in which the affairs of Holdco and its subsidiaries will be conducted and the relationships among the parties thereto and future shareholders of Holdco. Specifically, the Shareholders Agreement provides for Holdco’s capital structure, the number and election of members of its board of directors, meetings of directors, the required vote of the board of directors to take certain actions, the approval of the Skynet related transactions described above, the officers and the rights of observers of the board of directors.

The Shareholders Agreement provides for a board of directors of each of Holdco, the Purchaser and Telesat consisting of ten directors, three nominated by the Company, three nominated by PSP and four independent directors to be selected by a nominating committee comprised of one PSP nominee, one nominee of the Company and one of the independent directors then in office. Each party to the Shareholders Agreement is obligated to vote all of its Holdco shares for the election of the directors nominated by the nominating committee. Pursuant to action by the board of directors taken on October 31, 2007, Dr. Mark Rachesky, who is non-executive chairman of the board of directors of the Company, was appointed chairman of the board of directors of Telesat.

The Shareholders Agreement also approves an initial business plan, provides for the preparation and approval of annual budgets and business plan updates and procedures for the purchase of equipment, products and services from the Company and its affiliates and agreements by the parties to the Shareholders Agreement not to solicit employees of Holdco or any of its subsidiaries. Additionally, the Shareholders Agreement details the matters requiring the approval of Holdco’s shareholders, provides for preemptive rights for certain shareholders upon the issuance of certain capital shares of Holdco and provides for either PSP or the Company to cause Holdco to conduct an initial public offering of its equity shares if an initial public offering is not completed by the fourth anniversary of the Telesat acquisition.

The Shareholders Agreement also restricts the ability of holders of certain shares of Holdco to transfer such shares unless certain conditions are met or approval of the transfer is granted by the directors of Holdco, provides for a right of first offer to certain Holdco shareholders if a holder of equity shares of Holdco wishes to sell any such shares to a third party, provides for, in certain circumstances, tag-along rights in favor of shareholders that are not affiliated with the Company if the Company sells equity shares, drag-along rights in favor of the Company in case the Company or its affiliate enters into an agreement to sell all of its Holdco equity securities and drag-along rights in favor of PSP for the sale of Holdco if the Company undergoes a change of control (as defined in the Shareholders Agreement). In addition, the Shareholders Agreement provides for PSP and the Company to have the right to require the other party to sell all of its equity shares or voting shares to PSP or the Company, as applicable, under certain circumstances.

The Company also agreed in the Shareholders Agreement that, subject to certain exceptions described in the Shareholders Agreement, for so long as the Company has an equity interest in Telesat, it will not engage in, manage, consult with or invest in securities of any entity having participation rights in excess of 2% of the profits of the business of leasing, selling or otherwise furnishing fixed satellite services, broadcast satellite services or audio and video broadcast direct-to-home services using transponder capacity in the C-band, Ku-band and Ka-band (including in each case extended band) frequencies and the business of providing end-to-end data solutions on networks comprised of earth terminals, space segment and, where appropriate, networking hubs.

The foregoing discussion of the Shareholders Agreement is qualified in its entirety by reference to the Shareholders Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.3 and is incorporated by reference in this Item 2.01 under the caption “Shareholders Agreement.”

The Articles of Incorporation of Holdco set forth the terms of all classes of equity shares of Holdco. In addition, By-Law No.1 of Holdco (the “By-Laws”) provides for certain matters with respect to the governance of Holdco. Certain provisions of Holdco’s Articles of Incorporation and By-Laws are referenced in the Shareholders Agreement. Copies of Holdco’s Articles of Incorporation and By-Laws are attached to this Form 8-K as Exhibits 99.4 and 99.5, respectively, and are incorporated by reference in this Item 2.01 under the caption “Shareholders Agreement.”

Consulting Services Agreement.

Pursuant to the Asset Transfer Agreement, on October 31, 2007, the Company and Telesat entered into a Consulting Services Agreement (the “Consulting Agreement”) setting forth the terms under which the Company will provide to Telesat certain non-exclusive consulting services in relation to the Skynet business that was transferred to Telesat pursuant to the Asset Transfer Agreement and the Asset Purchase Agreement, as well as with respect to certain aspects of the satellite communications business of Telesat. The Consulting Agreement has a term of seven years, with an automatic renewal for an additional seven years if certain conditions are met.

In exchange for the Company’s services under the Consulting Agreement, Telesat will pay the Company an annual fee of US$5,000,000, payable quarterly in arrears on the last day of March, June, September and December of each year during the term of the Consulting Agreement. For an additional fee, Telesat may request assistance from the Company with respect to certain matters, if the terms for providing such additional services are approved by a majority of the board of directors of Holdco, excluding the Company’s nominees on such board of directors. Pursuant to the terms of the debt financing discussed above, until Telesat meets certain financial requirements, the US$5,000,000 annual fee payable to the Company under the Consulting Agreement will be paid by Telesat in the form of subordinated promissory notes in favor of the Company instead of cash.

The foregoing discussion of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.4 and is incorporated by reference in this Item 2.01 under the caption “Consulting Services Agreement.”

Director Indemnity Agreement.

In connection with the transactions contemplated by the Share Purchase Agreement, the Asset Transfer Agreement and the Asset Purchase Agreement, on October 31, 2007, the Company, Telesat, Holdco, the Purchaser and Mr. Henry Gerard (Hank) Intven entered into an Indemnity Agreement (the “Director Indemnity Agreement”). Under the Director Indemnity Agreement, among other things, Telesat, Holdco and the Purchaser agreed to severally and, in some cases, jointly indemnify Mr. Intven to the extent permitted by applicable law from and against any and all losses, damages, costs and expenses (including reasonable attorneys’ and other professionals’ fees) suffered or incurred by Mr. Intven in connection with his service as a director or officer of any such company (subject to certain exceptions). In the event that any of Telesat, Holdco or the Purchaser fails for any reason to perform its indemnification obligations to Mr. Intven pursuant to the Director Indemnity Agreement, the Company must then perform such obligations.

The foregoing discussion of the Director Indemnity Agreement is qualified in its entirety by reference to the Director Indemnity Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.5 and is incorporated in this Item 2.01 by reference.

Acknowledgement and Indemnity Agreement.

In connection with the transactions contemplated by the Share Purchase Agreement, the Asset Transfer Agreement, the Asset Purchase Agreement and the Director Indemnity Agreement, on October 31, 2007, the Company, Telesat, Holdco, the Purchaser and McCarthy Tétrault LLP, the law firm serving as Canadian counsel to the Company and of which Mr. Intven is a partner (“McCarthy”), entered into an Acknowledgment and Indemnity Agreement (the “Acknowledgment and Indemnity Agreement”). The Acknowledgment and Indemnity Agreement provides for, among other things, an acknowledgment by the parties thereto that, when he is serving as an officer or director of any of Telesat, Holdco or the Purchaser, Mr. Intven is acting in his personal capacity and not as a partner of McCarthy, and that McCarthy will not owe any duty to the Company, Telesat, Holdco or the Purchaser by virtue of such service by Mr. Intven.

Pursuant to the Acknowledgment and Indemnity Agreement, Telesat, Holdco and the Purchaser agreed to severally and, in some cases, jointly indemnify McCarthy to the extent permitted by applicable law from and against any and all losses, damages, costs and expenses (including reasonable attorneys’ and other professionals’ fees) suffered or incurred by McCarthy in connection with Mr. Intven’s service as a director or officer of any such company (subject to certain exceptions). In the event that any of Telesat, Holdco or the Purchaser fails for any reason to perform its indemnification obligations to McCarthy pursuant to the Acknowledgment and Indemnity Agreement, the Company must then perform such obligations.

The foregoing discussion of the Acknowledgment and Indemnity Agreement is qualified in its entirety by reference to the Acknowledgment and Indemnity Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.6 and is incorporated in this Item 2.01 by reference.

Item 8.01.	Other Events.

Repayment of Redemption Loan.

As previously disclosed by the Company on a Form 8-K filed with the SEC on September 6, 2007, on September 4, 2007, Skynet entered into a Loan and Security Agreement with Valley National Bank for the purpose of making available to Skynet a loan (the “Redemption Loan”) in the aggregate principal amount of US$141,050,000 to fund the redemption on such date of Skynet’s then outstanding 14% Senior Secured Cash/PIK Notes due 2015. The Redemption Loan was repaid in full on October 31, 2007. The aggregate amount repaid in respect of the Redemption Loan was approximately US$142 million, with the accrued and unpaid interest on the Redemption Loan having been paid by Skynet and the principal amount thereof having been paid by Holdco.

Redemption of Skynet Preferred Stock.

As previously disclosed by the Company on a Form 8-K filed with the SEC on October 10, 2007, in connection with the Asset Transfer Agreement, on October 4, 2007, Skynet issued a mandatory notice of redemption of all 1,187,997 of its issued and outstanding Series A 12% Non-Convertible Preferred Stock (the “Skynet Preferred”). The redemption of the Skynet Preferred is to occur on November 5, 2007 pursuant to the terms of Exhibit A to the Amended and Restated Certificate of Incorporation of Skynet. Pursuant to the Asset Transfer Agreement, on October 31, 2007, Loral Skynet deposited into escrow approximately US$246.4 million, representing the aggregate redemption price for the Skynet Preferred, including accrued and unpaid dividends to November 5, 2007. Such funds will be released from escrow and payable to the holders of the Skynet Preferred on the redemption date of November 5, 2007.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements specified in Rule 3-05(b) of Regulation S-X are attached to this Form 8-K as Exhibits 99.6, 99.7, 99.8 and 99.9.

(b) Pro forma financial information.

The pro forma financial information specified in Article 11 of Regulation S-X is attached to this Form 8-K as Exhibits 99.10 and 99.11.

(d) Exhibits.

Exhibit #	Description

2.1	Adjustment Agreement, dated as of October 29, 2007, between Telesat Interco Inc. (formerly 4363213 Canada Inc.), BCE Inc. and Telesat Canada

10.1	Omnibus Agreement, dated as of October 30, 2007, by and among Loral Space & Communications Inc., Loral Skynet Corporation, Public Sector Pension Investment Board, Red Isle Private Investments Inc. and Telesat Holdings Inc. (formerly 4363205 Canada Inc.)

10.2	Amending Agreement, dated as of October 31, 2007, between Red Isle Private Investments Inc., Public Sector Pension Investment Board, Telesat Holdings Inc. (formerly 4363205 Canada Inc.), Loral Space & Communications Inc. and Loral Skynet Corporation

10.3	Shareholders Agreement, dated as of October 31, 2007, between Public Sector Pension Investment Board, Red Isle Private Investments Inc., Loral Space & Communications Inc., Loral Space & Communications Holdings Corporation, Loral Holdings Corporation, Loral Skynet Corporation, John P. Cashman, Colin D. Watson, Telesat Holdings Inc. (formerly 4363205 Canada Inc.), Telesat Interco Inc. (formerly 4363213 Canada Inc.), Telesat Canada and MHR Fund Management LLC

10.4	Consulting Services Agreement, dated as of October 31, 2007, between Loral Space & Communications Inc. and Telesat Canada

10.5	Indemnity Agreement, dated as of October 31, 2007, between Loral Space & Communications Inc., Telesat Canada, Telesat Holdings Inc. (formerly 4363205 Canada Inc.), Telesat Interco Inc. (formerly 4363213 Canada Inc.) and Henry Gerard (Hank) Intven

10.6	Acknowledgement and Indemnity Agreement, dated as of October 31, 2007, between Loral Space & Communications Inc., Telesat Canada, Telesat Holdings Inc. (formerly 4363205 Canada Inc.), Telesat Interco Inc. (formerly 4363213 Canada Inc.) and McCarthy Tétrault LLP

Exhibit #	Description

99.1	Credit Agreement, dated as of October 31, 2007, among Telesat Interco Inc. (formerly 4363213 Canada Inc.), Telesat Holdings Inc. (formerly 4363205 Canada Inc.), 4363230 Canada Inc., Telesat LLC, certain subsidiaries of Telesat Holdings Inc., as guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent, and Morgan Stanley & Co. Incorporated, as collateral agent for the lenders, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, as issuing bank, and Citibank, N.A., Canadian Branch or any of its lending affiliates, as co-documentation agents, and Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book running managers

99.2	Senior Bridge Loan Agreement, dated as of October 31, 2007, among Telesat Interco Inc. (formerly 4363213 Canada Inc.), Telesat Holdings Inc. (formerly 4363205 Canada Inc.), 4363230 Canada Inc., Telesat LLC, certain subsidiaries of Telesat Holdings Inc., as guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent for the lenders, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Jefferies Finance LLC, as co-documentation agents, and Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book running managers

99.3	Senior Subordinated Bridge Loan Agreement, dated as of October 31, 2007, among Telesat Interco Inc. (formerly 4363213 Canada Inc.), Telesat Holdings Inc. (formerly 4363205 Canada Inc.), 4363230 Canada Inc., Telesat LLC, certain subsidiaries of Telesat Holdings Inc., as guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent for the lenders, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Jefferies Finance LLC, as co-documentation agents, and Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book running managers

99.4	Articles of Incorporation of Telesat Holdings Inc. (formerly 4363205 Canada Inc.)

99.5	By-Law No. 1 of Telesat Holdings Inc. (formerly 4363205 Canada Inc.)

99.6	Financial Statements of Loral Skynet Corporation as of December 31, 2006 and 2005 for the year ended December 31, 2006, for the period from October 2, 2005 to December 31, 2005 (Successor Business Operations), for the period from January 1, 2005 to October 1, 2005 and the year ended December 31, 2004 (Predecessor Business Operations) (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Loral Space & Communications Inc. filed with the Securities and Exchange Commission on August 9, 2007)

Exhibit #	Description

99.7	Financial Statements of Loral Skynet Corporation as of June 30, 2007 and December 31, 2006 and for the periods ended June 30, 2007 and June 30 2006

99.8	Financial Statements of Telesat Canada as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Loral Space & Communications Inc. filed with the Securities and Exchange Commission on August 9, 2007)

99.9	Financial Statements of Telesat Canada as of June 30, 2007 and December 31, 2006 and for the periods ended June 30, 2007 and June 30, 2006

99.10	Pro forma financial information of Loral Skynet and Telesat Canada as of June 30, 2007 and for the six months ended June 30, 2007 and the year ended December 31, 2006

99.11	Pro forma financial information of Loral as of June 30, 2007 and for the six months ended June 30, 2007 and the year ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORAL SPACE & COMMUNICATIONS INC.

Date: November 2, 2007	By:	/s/ Richard J. Townsend
		Name:	Richard J. Townsend
		Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit #	Description

2.1	Adjustment Agreement, dated as of October 29, 2007, between Telesat Interco Inc. (formerly 4363213 Canada Inc.), BCE Inc. and Telesat Canada

10.1	Omnibus Agreement, dated as of October 30, 2007, by and among Loral Space & Communications Inc., Loral Skynet Corporation, Public Sector Pension Investment Board, Red Isle Private Investments Inc. and Telesat Holdings Inc. (formerly 4363205 Canada Inc.)

10.2	Amending Agreement, dated as of October 31, 2007, between Red Isle Private Investments Inc., Public Sector Pension Investment Board, Telesat Holdings Inc. (formerly 4363205 Canada Inc.), Loral Space & Communications Inc. and Loral Skynet Corporation

10.3	Shareholders Agreement, dated as of October 31, 2007, between Public Sector Pension Investment Board, Red Isle Private Investments Inc., Loral Space & Communications Inc., Loral Space & Communications Holdings Corporation, Loral Holdings Corporation, Loral Skynet Corporation, John P. Cashman, Colin D. Watson, Telesat Holdings Inc. (formerly 4363205 Canada Inc.), Telesat Interco Inc. (formerly 4363213 Canada Inc.), Telesat Canada and MHR Fund Management LLC

10.4	Consulting Services Agreement, dated as of October 31, 2007, between Loral Space & Communications Inc. and Telesat Canada

10.5	Indemnity Agreement, dated as of October 31, 2007, between Loral Space & Communications Inc., Telesat Canada, Telesat Holdings Inc. (formerly 4363205 Canada Inc.), Telesat Interco Inc. (formerly 4363213 Canada Inc.) and Henry Gerard (Hank) Intven

10.6	Acknowledgement and Indemnity Agreement, dated as of October 31, 2007, between Loral Space & Communications Inc., Telesat Canada, Telesat Holdings Inc. (formerly 4363205 Canada Inc.), Telesat Interco Inc. (formerly 4363213 Canada Inc.) and McCarthy Tétrault LLP

99.1	Credit Agreement, dated as of October 31, 2007, among Telesat Interco Inc. (formerly 4363213 Canada Inc.), Telesat Holdings Inc. (formerly 4363205 Canada Inc.), 4363230 Canada Inc., Telesat LLC, certain subsidiaries of Telesat Holdings Inc., as guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent, and Morgan Stanley & Co. Incorporated, as collateral agent for the lenders, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, as issuing bank, and Citibank, N.A., Canadian Branch or any of its lending affiliates, as co-documentation agents, and Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book running managers

Exhibit #	Description

99.2	Senior Bridge Loan Agreement, dated as of October 31, 2007, among Telesat Interco Inc. (formerly 4363213 Canada Inc.), Telesat Holdings Inc. (formerly 4363205 Canada Inc.), 4363230 Canada Inc., Telesat LLC, certain subsidiaries of Telesat Holdings Inc., as guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent for the lenders, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Jefferies Finance LLC, as co-documentation agents, and Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book running managers

99.3	Senior Subordinated Bridge Loan Agreement, dated as of October 31, 2007, among Telesat Interco Inc. (formerly 4363213 Canada Inc.), Telesat Holdings Inc. (formerly 4363205 Canada Inc.), 4363230 Canada Inc., Telesat LLC, certain subsidiaries of Telesat Holdings Inc., as guarantors, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent for the lenders, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and Jefferies Finance LLC, as co-documentation agents, and Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book running managers

99.4	Articles of Incorporation of Telesat Holdings Inc. (formerly 4363205 Canada Inc.)

99.5	By-Law No. 1 of Telesat Holdings Inc. (formerly 4363205 Canada Inc.)

99.6	Financial Statements of Loral Skynet Corporation as of December 31, 2006 and 2005 for the year ended December 31, 2006, for the period from October 2, 2005 to December 31, 2005 (Successor Business Operations), for the period from January 1, 2005 to October 1, 2005 and the year ended December 31, 2004 (Predecessor Business Operations) (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Loral Space & Communications Inc. filed with the Securities and Exchange Commission on August 9, 2007)

99.7	Financial Statements of Loral Skynet Corporation as of June 30, 2007 and December 31, 2006 and for the periods ended June 30, 2007 and June 30, 2006

99.8	Financial Statements of Telesat Canada as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Loral Space & Communications Inc. filed with the Securities and Exchange Commission on August 9, 2007)

99.9	Financial Statements of Telesat Canada as of June 30, 2007 and December 31, 2006 and for the periods ended June 30, 2007 and June 30, 2006

Exhibit #	Description

99.10	Pro forma financial information of Loral Skynet and Telesat Canada as of June 30, 2007 and for the six months ended June 30, 2007 and the year ended December 31, 2006

99.11	Pro forma financial information of Loral as of June 30, 2007 and for the six months ended June 30, 2007 and the year ended December 31, 2006